UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HOMESTREET, INC.

(Exact name of registrant as specified in its charter)

Washington	91-0186600
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Union Street, Suite 2000
Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates: 333-173980 (if Applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock, no par value (the “Common Stock”) of Homestreet, Inc. (the “Registrant”) to be registered hereunder is incorporated by reference from the description of such shares contained under the heading, “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-173980), as amended, originally filed on May 6, 2011. This registration statement will incorporate by reference the description of the Common Stock contained in any prospectus or supplement related to such shares subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOMESTREET, INC.

Dated:	February 10, 2012

By:	/s/ David E. Hooston
David E. Hooston
Title:	Chief Financial Officer

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